                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Diane Citron and Diana Bergherr or any of them, his or her true and lawful attorneys-in-fact and agents, with full power or substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and attorney to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof, such constitution and appointments to continue in force until the date specified in Schedule 1 or until notice or revocation of the Power of Attorney has been received by the appointed attorneys.

                                   SCHEDULE 1

The date on which Macquarie Securitisation Limited ceases to be required under the Securities Act of 1933 to file any information or documents relating to this Registration Statement with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed, for and on behalf of Macquarie Securitisation Limited, by the following persons in the capacities and on the dates indicated.


         SIGNATURE                      TITLE                       DATE
         ---------                      -----                       ----

                                Anthony Peter Gill
   /s/ Anthony Peter Gill       Managing Director
-----------------------------   (Principal Executive Officer)     April 16, 2002

                                Philip Jack Richards
   /s/ Philip Jack Richards     Treasurer and Director
-----------------------------   Principal Financial Officer       April 16, 2002

                                John Martin
   /s/ John Martin              Principal Accounting Officer      April 16, 2002
-----------------------------

                                Frank Nicolas Ganis
   /s/ Frank Nicolas Ganis      Director                          April 16, 2002
-----------------------------